EXHIBIT 5.1
May 23, 2006
Darwin Professional Underwriters, Inc.
9 Farm Springs Road
Farmington, Connecticut 06032

Re:	Registration Statement on Form S-8 Filed with the
Securities and Exchange Commission on May 23, 2006
Dear Ladies and Gentlemen:
     We have acted as counsel for Darwin Professional Underwriters, Inc., a Delaware corporation (“Darwin”), in connection with the registration by Darwin under the Securities Act of 1933, as amended (the “Act”), of 130,000 shares of common stock, par value $0.01 per share (the “Shares”), of Darwin offered or to be offered pursuant to the Darwin Professional Underwriters, Inc. Stock and Unit Plan for Non-Employee Directors (the “Plan”) under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 23, 2006 (the “Registration Statement”).
     We are familiar with the proceedings of Darwin relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware.
     Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Plan have been duly authorized and, when issued in accordance with the resolutions of the Board of Directors of Darwin authorizing such issuance, will be validly issued, fully paid and nonassessable.
     The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

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     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Dewey Ballantine LLP

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